--------------------------------------------------------------------------------


                                                                     EXHIBIT 1.1





                            PHARMACIA & UPJOHN, INC.

                            (a Delaware corporation)


                        Debt Securities -- Debt Warrants
                         Preferred Stock -- Common Stock


                             UNDERWRITING AGREEMENT


                           ---------------------------



                           Dated as of ________, 1999


                           ---------------------------




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
SECTION 1.        Representations and Warranties.........................................................1
         (a)      Registration Statement.................................................................1
         (b)      Compliance with Securities Act Requirements............................................2
         (c)      No Material Adverse Change in Business.................................................2
         (d)      Possession of Licenses and Permits.....................................................3
         (e)      Intellectual Property..................................................................3
         (f)      Environmental Laws.....................................................................3
         (g)      Good Standing of the Company and Principal Subsidiaries................................3
         (h)      Absence of Defaults and Conflicts; Absence of Further Requirements.....................4
         (i)      Due Authorization, Execution and Delivery..............................................5
         (j)      Absence of Proceedings.................................................................5
         (k)      Validity of Debt Securities............................................................5
         (l)      Validity of Preferred Stock............................................................5
         (m)      Validity of Common Stock...............................................................5

SECTION 2.        Purchase and Offering..................................................................5

SECTION 3.        Covenants of the Company...............................................................6

SECTION 4.        Conditions of Underwriters' Obligations................................................9
         (a)      No Stop Order..........................................................................9
         (b)      Opinion of Special Counsel for the Company.............................................9
         (c)      Opinion of Counsel for the Company.....................................................9
         (d)      Opinion of Counsel for Underwriters....................................................9
         (e)      Material Adverse Change...............................................................10
         (f)      Officers' Certificate.................................................................10
         (g)      Accountant's Comfort Letter...........................................................10
         (h)      Bring-down Comfort Letter.............................................................10
         (i)      Additional Documents..................................................................11
         (j)      Changes in Market Conditions..........................................................11

SECTION 5.        Indemnification and Contribution......................................................11

SECTION 6.        Default of Underwriters...............................................................15

SECTION 7.        Reimbursement of Underwriters' Expenses...............................................16

SECTION 8.        Representatives; Notices..............................................................16

SECTION 9.        Survival..............................................................................17

SECTION 10.       Binding Effect; Successors............................................................17

                                                                                                      Page
                                                                                                      ----
SECTION 11.       Applicable Law........................................................................17

SECTION 12.       Counterparts..........................................................................17

ANNEX 1           Pricing Agreement

EXHIBITS:

EXHIBIT A         Opinion of the Company's Special Counsel to be Delivered
                  Pursuant to Section 4(b)

EXHIBIT B         Opinion of the Company's Counsel to be Delivered Pursuant to
                  Section 4(c)

                            PHARMACIA & UPJOHN, INC.

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS



                  From time to time, Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), having its corporate and its principal office in Bridgewater, New Jersey, proposes to issue and sell certain of its debt securities, warrants to purchase debt securities, preferred stock and common stock, par value $.01 per share (the "Common Stock") registered under the registration statement referred to in Section 1(a) below (the "Securities"). The Securities constituting debt securities will be issued under an Indenture, dated
as of         , 1999 (the "Indenture"), between the Company and The Bank of New
York, as Trustee, and may be issued in one or more series, which series may vary as to interest rates, redemption provisions, selling prices and other terms. The debt warrants will be issued under one or more separate warrant agreements (each a "Warrant Agreement") between the Company and one or more separate institutions, as warrant agent, each as identified in the separate Warrant Agreement in respect of the debt warrants covered thereby (the "Warrant Agent"). Debt securities and debt warrants may be offered separately or together, and if offered together, the debt warrants may detach from the debt securities after the time of offering. The Securities constituting preferred stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms. The particular terms of any issuance of Securities will be determined at the time of offering. The Company intends to enter into one or more Pricing Agreements (each a "Pricing Agreement" and together the "Pricing Agreements") in the form of Annex I hereto, with such additions and deletions as the parties may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to each such Pricing Agreement and the Securities specified therein) the particular Securities specified in Schedule II to such Pricing Agreement (with respect to each such Pricing Agreement, the "Designated Securities"). Each Pricing Agreement shall constitute an agreement by the Company and the Underwriters to be bound by all of the provisions of this Underwriting Agreement.

                  SECTION 1. Representations and Warranties.

                  The Company represents and warrants to, and agrees with the Underwriters with respect to each offering of Designated Securities that:

                  (a) Registration Statement. A registration statement on Form S-3 in respect of the Securities has been filed with the Securities and Exchange Commission

(the "Commission") and has become effective. The registration statement (including the material incorporated therein by reference and all exhibits thereto but excluding the Form T-1), as amended at the time of any Pricing Agreement is hereinafter referred to, with respect to the transaction contemplated by such Pricing Agreement, as the "Registration Statement". The prospectus which forms a part of the Registration Statement or is deemed to meet the requirements thereof (including the material incorporated therein by reference), as then amended, and as supplemented to reflect the terms of the Designated Securities (if they are debt securities or preferred stock) and the terms of offering thereof, and any other material reflected in such supplement, in the form in which it is first filed, or mailed for filing with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Act"), including any documents incorporated by reference therein as of the date of such filing or mailing, is hereinafter referred to as the "Prospectus" and such supplement is hereinafter referred to as the "Supplement".

                  (b) Compliance with Securities Act Requirements. (i) On its effective date and on the effective date of the most recent post-effective amendment thereto, the Registration Statement (including the material incorporated therein by reference) conformed in all material respects with the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission (the "Rules and Regulations"), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the date of each Pricing Agreement and each time the Registration Statement is amended, the Registration Statement, as then amended, will conform in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each time the Prospectus is amended, on the date of each supplement thereto and on the date of the Supplement, the Prospectus as then amended or supplemented, will conform in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements in or omissions from any such documents based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

                  (ii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

                  (c) No Material Adverse Change in Business. Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

                  (d) Possession of Licenses and Permits. The Company and each of its subsidiaries have all concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all governmental regulatory officials and bodies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, except where the failure to have any such concession, license, franchise, permit, authorization, approval or order would not have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

                  (e) Intellectual Property. The Company and its subsidiaries own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof, of all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of the business of the Company and its subsidiaries as described in the Prospectus and, except as set forth or contemplated in the Prospectus, there are no unresolved assertions that the Company or any of its subsidiaries has infringed the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others, other than assertions which are not reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

                  (f) Environmental Laws. The Company and its subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, and the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses as described in the Prospectus and (C) are in compliance with all terms and conditions of any such permit, license or approval, in each case except as described in the Prospectus or except as would not, individually or in the aggregate, result in a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

                  (g) Good Standing of the Company and Principal Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and each Principal Subsidiary of the Company has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation, and, in the case of Principal Subsidiaries incorporated in the United States, is in good standing under the laws of its jurisdiction of incorporation; and each of the Company and each Principal Subsidiary of the Company has corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for any such failure to be so qualified in any such jurisdiction which would not result in a material adverse effect on the consolidated financial position, stockholders' equity results of operations of the Company and its subsidiaries, taken as a whole; as used in this Agreement, "Principal Subsidiaries" means Pharmacia & Upjohn Company, Pharmacia & Upjohn AB, Pharmacia S.p.A. and Pharmacia & Upjohn Caribe Inc.;

                  (h) Absence of Defaults and Conflicts; Absence of Further Requirements. The sale and delivery of the Designated Securities hereunder and the compliance by the Company with all of the provisions of the Indenture (if the Designated Securities are debt securities), the Pricing Agreement (including the terms of this Agreement), the Warrant Agreement (if any Designated Securities are debt warrants) and any Delayed Delivery Contracts (as defined herein) and the consummation of the transactions therein and herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court of governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, or that would otherwise not materially prejudice the consummation of the transactions contemplated by the Pricing Agreement (including the terms of this Agreement), the Indenture (if the Designated Securities are debt securities), the Warrant Agreement (if any Designated Securities are debt warrants) and any Delayed Delivery Contracts; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained or made by the Company for the sale and delivery of the Designated Securities or the consummation by the Company of the transactions contemplated by the Pricing Agreement (including the terms of this Agreement), the Warrant Agreement (if any Designated Securities are debt warrants) and any Delayed Delivery Contracts, except for the registration under the Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

                  (i) Due Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Company; and

                  (j) Absence of Proceedings. Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably likely, individually or in the aggregate, to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (k) [If the Designated Securities are debt securities:] Validity of Debt Securities. [T]he Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Designated Securities have been duly authorized; and when the Designated Securities are delivered and paid for pursuant to the Pricing Agreement or pursuant to Delayed Delivery Contracts, the Indenture will have been duly executed and delivered, such Designated Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Prospectus and the Indenture and such Designated Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (l) [If the Designated Securities are preferred stock:] Validity of Preferred Stock. [T]he Designated Securities have been duly authorized and, when the Designated Securities have been delivered and paid for in accordance with the Pricing Agreement, such Designated Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Designated Securities.

                  (m) [If the Designated Securities are Common Stock:] Validity of Common Stock. [T]he Designated Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Designated Securities have been delivered and paid for in accordance with the Terms Agreement, such Designated Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Designated Securities.

                  SECTION 2. Purchase and Offering. (a) Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities for whom the firm or firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives, which may include all such Underwriters in the absence of a syndicate (the "Representatives"). This Underwriting Agreement, alone, shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any Underwriters to purchase any of the Securities. Such obligation shall come into existence only upon execution, by the Company and the Representatives named therein, of the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the firms which will be Underwriters and their Representatives, the principal amount and/or the number of the Designated Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters, the initial public offering price and (if the Designated Securities are debt securities or preferred stock) the terms of the Designated Securities not already specified (in the Indenture if the Designated Securities are debt securities), including, but not limited to, as applicable, currency in which denominated and/or payable, interest rate (if debt securities), dividend rate (if preferred stock), maturity (if debt securities), redemption provisions and sinking fund requirements (if any), or not already specified in the Warrant Agreement (if the Designated Securities are debt warrants) and whether any of the Designated Securities may be sold pursuant to Delayed Delivery Contracts ("Delayed Delivery Contracts"). Each Pricing Agreement shall also specify the date, time and manner of delivery and payment for the Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

                  (b) Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Supplement relating to such Designated Securities.

                  (c) Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable (unless otherwise provided in the Pricing Agreement), and in such authorized denominations (if the Designated Securities are debt securities) and, if applicable, registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks payable to the order of the Company in the funds specified in such Pricing Agreement or by wire transfer to a bank account specified by the Company, as specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement with respect to Designated Securities not being sold pursuant to Delayed Delivery Contracts, or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Designated Securities.

                  SECTION 3. Covenants of the Company. In connection with each offering of Designated Securities, the Company covenants and agrees with the
Underwriters:

                  (a) To make no further amendment or any supplement to the Registration Statement or Prospectus after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery, provide Representatives with a reasonable opportunity to review any such proposed amendment or supplement and furnish the Representatives with copies thereof and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or (c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (i) of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, (iii) of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, (iv) of the initiation or threatening of any proceeding for any such purpose, or (v) of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                  (b) To file the Prospectus with the Commission pursuant to and in accordance with Rule 424 of the Act not later than the second business day following the execution and delivery of the Pricing Agreement.

                  (c) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale and (if the Offered Securities are debt securities or preferred stock) the determination of their eligibility for investment under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                 (d) To furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date of the Pricing Agreement in connection with the offering or sale of such Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in the Securities as many copies as the Representatives may from time to time reasonably request of such amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

                  (e) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the date of each Pricing Agreement, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations of the Commission thereunder (including, at the option of the Company, Rule 158 of the Act).

                  (f) [If the Designated Securities are debt securities or preferred stock, insert: During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions on such Designated Securities, of which termination the Representatives agree to give the Company prompt notice confirmed in writing, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery (if the Designated Securities are debt securities) or any series of preferred stock of the Company (if the Designated Securities are preferred stock), which in either case are substantially similar to such Designated Securities without the prior written consent of the Representatives, except pursuant to arrangements of which the Representatives have been advised by the Company prior to the time of execution of such Pricing Agreement, which advice is confirmed in writing to the Representatives by the end of the business day following the date of such Pricing Agreement.]

                  [If the Designated Securities are Common Stock, insert: The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning at the time of execution of the Pricing Agreement and ending the number of days after the Time of Delivery for the Designated Securities specified in the Pricing Agreement, except issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Pricing Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of the Pricing Agreement, issuances of Common Stock pursuant to the exercise of such options or issuances of Common Stock pursuant to the Company's dividend reinvestment plan.]

                  (g) To pay all expenses incident to the performance of the Company's obligations under this Agreement, and to reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred in connection with qualifications of the Designated Securities for sale and (if the Designated Security are debt securities) determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto and (if the Designated Security are debt securities) for any fees charged by investment rating agencies for rating of the Designated Securities.

                  SECTION 4. Conditions of Underwriters' Obligations. The obligations of the Underwriters of any Designated Securities hereunder are subject to the accuracy, as of the Time of Delivery for the Designated Securities, of the representations and warranties of the Company contained in
Section 1 hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to such Time of Delivery, and to the following further conditions:

                  (a) No Stop Order. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

                  (b) Opinion of Special Counsel for the Company. The Representatives shall have received an opinion or opinions, dated the Time of Delivery for the Designated Securities, of Sullivan & Cromwell, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters, collectively to the effect set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (c) Opinion of Counsel for the Company. The Representatives shall have received the opinion, dated the Time of Delivery for the Designated Securities, of Don W. Schmitz, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions for each of the other Underwriters, collectively to the effect set forth in Exhibit B hereto.

                  (d) Opinion of Counsel for Underwriters. The Representatives shall have received the opinion, dated the Time of Delivery, of Shearman & Sterling, counsel for the Underwriters, or such other counsel as may be designated by the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as they may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, and the

General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (e) Material Adverse Change. There shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change, or development involving a prospective material adverse change, in the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, except as set forth or contemplated in the Prospectus, the effect of which is, when viewed in relation to the Company and its subsidiaries, taken as a whole, in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus.

                  (f) Officers' Certificate. The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, dated the Time of Delivery for the Designated Securities, to the effect that (i) there has not occurred any material adverse change contemplated in paragraph (e) of this Section 4, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at the Time of Delivery for the Designated Securities, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Time of Delivery for the Designated Securities, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (g) Accountant's Comfort Letter. At the time of the execution of the Pricing Agreement relating to the Designated Securities, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (h) Bring-down Comfort Letter. At the Time of Delivery for the Designated Securities, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such Time of Delivery, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (g) of this Section 4, except that the specified date referred to shall be a date not more than three business days prior to such Time of Delivery.

                  (i) Additional Documents. At the Time of Delivery for the Designated Securities, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Designated Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

                  (j) Changes in Market Conditions. Subsequent to the date of the Pricing Agreement relating to the Designated Securities, there shall not have occurred any of the following: (i) any downgrading in the rating of any debt securities of the Company by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, or any public announcement that either organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (ii) trading in the Company's common stock shall have been suspended on the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or material escalation of hostilities in which the United States is involved or other substantial national or international calamity or crisis if the effect of any such event described in this clause (iv) on the financial markets of the United States, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus.

                  SECTION 5. Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus supplement (or contained in any Registration Statement after it first becomes effective but prior to the Pricing Agreement or in any prospectus forming a part thereof during such period), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter, directly or through the Representatives, expressly for use therein; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus, any such amendment or supplement thereto or any such other document was corrected in the Prospectus or the Prospectus as then amended or supplemented if the Company has furnished prior to such confirmation sufficient copies thereof to such Underwriter.

                  (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus supplement, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through the Representatives, expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or of the commencement of any action for which indemnification under subsection (a) or (b) may be requested, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing thereof. The omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties, or both, which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party or its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation conducted at the request of such indemnifying party) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing the indemnified parties under such subsection who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 5 shall be unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities and also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Designated Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under subsection (c) above, including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, of the Company on the one hand and the Underwriters, directly or through the Representatives, on the other hand.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, and the obligations of the Underwriters under this Section 5 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                  SECTION 6. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in the Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

                  (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the aggregate principal amount (if debt securities or debt securities which include debt warrants) or number of shares (if preferred stock or Common Stock) of such Designated Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount or number of shares, as applicable, of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount or number of shares, as applicable, of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount or number of shares, as applicable, of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. As used in this paragraph (b) and in paragraph (c) below of this Section 6, the "aggregate principal amount" of Designated Securities shall mean the aggregate principal amount of the Designated Securities that are debt securities plus the public offering price, if any, of any debt warrants included in the Designated Securities.

                  (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the aggregate principal amount (if debt securities) or number of shares (if preferred stock or Common Stock) of Designated Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount or number of shares, as applicable, of the Designated Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the party of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters provided in Section 3(g) hereof and the indemnity and contribution agreements in Section 5 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  SECTION 7. Reimbursement of Underwriters' Expenses. If any Pricing Agreement shall be terminated pursuant to Section 6 hereof or if the Designated Securities are not delivered by or on behalf of the Company because of any of the events referred to in Section 4(j), then the Company shall not then be under any liability to any Underwriter with respect to Designated Securities covered by such Pricing Agreement except as provided in Section 3(g) and Section 5 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 3(g) and
Section 5 hereof.

                  SECTION 8. Representatives; Notices. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice, waiver or agreement on behalf of any Underwriter made or given by such Representatives.

                  All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing and if to the Underwriters shall be sufficient in all respects, if delivered or sent by registered mail to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement: Attention:
Secretary; provided, however, that any notice to any Underwriter pursuant to
Section 5(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in the applicable Pricing Agreement or, if not so set forth, in its Underwriters' Questionnaire delivered to the Company.

                  SECTION 9. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement and the Pricing Agreement or made by or on behalf of them, respectively, pursuant to this Agreement and the Pricing Agreement, shall remain in full force and effect, regardless of any investigation (or any statements as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

                  SECTION 10. Binding Effect; Successors. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 5 and
Section 7 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  SECTION 11. Applicable Law. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 12. Counterparts. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof.

                                       Very truly yours,

                                       Pharmacia & Upjohn, Inc.


                                       ----------------------------------------
                                       By:
                                       Title:

Accepted as of the date first above written:

[Insert signature block[s] for the
Representative[s], acting on behalf of the Underwriters, or for each Underwriter if no syndicate]

                                                                         ANNEX I

                                             PRICING AGREEMENT

    [Debt Securities] [Debt Warrants] [Preferred Stock] [Common Stock] [Date]

To the   [Underwriter[s] named in Schedule I]
         [Representative[s] named in Schedule II
         of the Underwriters named in Schedule I]

Dear Sirs:

         Pharmacia & Upjohn, Inc. (the "Company") proposes subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [date] (the "Underwriting Agreement"), between the Company on the one hand and [ ] on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provision had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         The Company has delivered to you for each of the Underwriters copies of the Registration Statement and Prospectus, including the documents incorporated therein by reference. The Prospectus (including the Supplement relating to the Designated Securities) in the form heretofore delivered to you is now proposed to be filed, or mailed for filing, with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount or number, as applicable, of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         [The Company authorizes the Underwriters to solicit offers to purchase Designated Securities from the Company pursuant to Delayed Delivery Contracts substantially in the form of Schedule III hereto but with such changes therein as the

Company may approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, at the Time of Delivery a commission in the amount set forth in Schedule II. Delayed Delivery Contracts are to be with purchasers of the types approved by the Company and set forth in the Prospectus and subject to other conditions set forth in such Delayed Delivery Contracts. Except as the Company may otherwise agree, each Delayed Delivery Contract must be for the minimum principal amount or number of shares, as applicable, set forth in Schedule II hereto and the aggregate principal amount of all Delayed Delivery Contracts may not exceed the amount or number of shares, as applicable, set forth in such Schedule II. The Underwriters will not have any responsibility in respect of the validity or performance of any Delayed Delivery Contracts.]

         [If the Company executes and delivers Delayed Delivery Contracts, the Securities subject to such contracts shall be deducted from the Designated Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares, as applicable, of Designated Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount or number of shares, as applicable, of Designated Securities set forth opposite each Underwriter's name in Schedule I hereto, except to the extent that the Representatives determine that such reduction shall be otherwise and so advise the Company in writing; provided, however, that the total principal amount or number of shares, as applicable, of Designated Securities to be purchased by all Underwriters shall be the total principal amount or number of shares, as applicable, of Designated Securities set forth in Schedule I hereto less the principal amount or number of shares, as applicable, of Designated Securities covered by Delayed Delivery Contracts. As used in this paragraph and in the immediately preceding paragraph, the "aggregate principal amount" of Designated Securities shall mean the aggregate principal amount of the Designated Securities that are debt securities plus the public offering price, if any, of any debt warrants included in the Designated Securities.]

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to authority granted to you by such Underwriter.

Very truly yours,



Pharmacia & Upjohn, Inc.


---------------------
By:
Title:

Accepted as of the date hereof:



[Insert signature block[s] for the
Representative[s], acting on behalf of the Underwriters, or for each Underwriter if no syndicate.]

                                   SCHEDULE I



Underwriters                              [Principal Amount]                   [Number of Designated
                                        [Number] of Designated               Securities that are Debt
                                           Securities to be                  Warrants to be Purchased]
                                               Purchased
[Names of Underwriters]

Total

                                   SCHEDULE II
               [Debt Securities] [Preferred Stock] [Common Stock]

[If Designated Securities are debt securities or debt securities which include debt warrants, insert:

Title of Designated Securities:
         [. .]% [Floating Rate] [Zero Coupon] [Notes] [Debentures] due . . . . .

Aggregate Principal Amount:

         [$]. . . . . . . . . . . . . . . . . .

Price to Public:

         . .% of the principal amount of the Designated Securities, plus accrued interest from . . . . . . . . to the time of Delivery [and accrued amortization, if any, from . . . . . . . to the Time of Delivery]

Purchase Price by Underwriters:

         . .% of the principal amount of the Designated Securities, plus accrued interest from . . . . . . to the Time of Delivery [and accrued amortization, if any, from . . . . . . to the Time of Delivery]

Indenture:

         Indenture, dated as of __________, 1999, between the Company and [______________________], as Trustee

Maturity:

         . . . . . . . . . . . . . . . . . . . .

Interest Rate:

         [. .]% [Zero Coupon] [See Floating Rate Provisions] [See Event Risk Provisions]

Interest Payment Dates:

         [months and dates]

Redemption Provisions:

         [No provisions for redemption]

         [The Designated Securities may be redeemed [otherwise than through the sinking fund,] in whole or in part at the option of the Company, in the amount of [$]. . . . . . . . . or an integral multiple thereof, ]

         [on or after. . . . . . . . . . . . . . . . at the following redemption prices (expressed in percentages of principal amount). If redeemed on or before . . . . . . . . . . ., . . . .%, and if] redeemed during the
         12-month period beginning . . . . . . . . . . . .

              Year     Redemption Price . . . . . . . . .and thereafter at 100%
         of their principal amount, together in each case with accrued interest to the redemption date.]

         [on any interest payment date falling on or after . . . . . . . . . . .
         . , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

[Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law.]

Sinking Fund Provisions:

         [No sinking fund provisions]

         [The Designated Securities are entitled to the benefit of a sinking fund to retire [$]. . . . . . . . . . . principal amount of Designated
         Securities on . . . . . . . . . in each of the years . . . . . . . .
         through . . . . . . . at 100% for their principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$] . . . . . . . .
         principal amount of Designated Securities in the years . . . . .
         through . . . . . . . at 100% of their principal amount plus accrued interest.]

             [If Securities are extendable debt Securities, insert--

Extendable Provisions:

                  Securities are repayable on . . . . . . . . . . . . . ., . . .
         . . [[insert date and years,] at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be . . .%, and thereafter annual interest rate will be adjusted on . . . . . . . . . . . . ., . . . . and . . . . . to a rate not less than . . . . .% of the effective annual interest rate on U.S.
         Treasury obligations with . . . .-year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

           [If Securities are Floating Rate debt Securities, insert--

Floating Rate Provisions:

                  Initial annual interest rate will be . . . .% through . . . .
         . . . . .[and thereafter will be adjusted [monthly] [on each . . . . .
         . . . . . , . . . . . . ., . . . . . . and . . . . . ] [to an annual rate of . . . .% above the average rate for . . . . . .-year [month]
         [securities] [certificates of deposit] by . . . . . . . . and . . . . .
         . . . . . . . [insert names of banks].] [and the annual interest rate
         [thereafter] [from . . . . . . through . . . . . ] will be the interest yield equivalent of the weekly average per annum market discount rate for . . . . .-month Treasury bills plus . . . .% of Interest
         Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for . . . . .-month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for . . . . .-month Treasury bills]; [from . . . . . . and thereafter the rate will be the then current interest yield equivalent plus . . . .% of Interest
         Differential].]

Issuable in temporary global form:  [Yes]  [No]

Issuable in permanent global form:  [Yes]  [No]  ]

[If Designated Securities are debt warrants, insert:

Number of Debt Warrants to be issued:

Warrant Agreement:

Form of Debt Warrants: [Registered]

Issuable jointly with other Securities:  [Yes]  [No]

        [Number of Debt Warranties issued with each ........ amount or
         $.......... principal amount of other Securities]

         [Detachable Date:]

Date from which Debt Warrants are exercisable:

Date on which Debt Warrants expire:

Exercise price(s) of Debt Warrants:

Public offering price:    $. . . . . . . . .

Purchase price:    $. . . . . . . . .

Title and terms of Warrant Securities:

Principal Amount of Warrant Securities purchasable upon exercise of one
Warrant:]

[If Designated Securities are preferred stock or Common Stock, insert:

Title of Designated Securities:

Number of Shares:

Dividend Rate (1):

Optional Redemption (1):

Sinking Fund (1):

Listing (1):  [None.] [      Stock Exchange.] [The Nasdaq Stock Market.]

Delayed Delivery Contracts (1):  [None.] [Delivery Date[s] shall be
          , 19  . Underwriters' fee is $          per share of the Delayed
Delivery Contract Securities.]

Purchase Price:  $       per share [If preferred stock issue, insert--plus
accrued dividends[,           if any,] from                , 19  ].

Expected Reoffering Price:  $      per share, subject to change by the
[Representative[s]] [Underwriters].

Closing:              A.M. on                 , 19      , at                ,
in New York Clearing House (next day) funds.

--------
         (1) To be included only if Terms Agreement relates to preferred stock.

Underwriter[s']['s] Compensation (1): $       payable to the [Representative[s]
for the proportionate accounts of the] Underwriter[s] on the Closing Date.

                  Blackout: Until      days after the Closing Date.

                  [Name[s] and Address[es] of [Representative[s]]
                  [Underwriter[s]]:] ]


--------
         (1) Include if purchase is at public offering price and compensation payable separately.

                                  SCHEDULE III

                            Delayed Delivery Contract


Pharmacia & Upjohn, Inc.
c/o:  [Date]


Attention:

Dear Sirs:

         The undersigned hereby agrees to purchase from Pharmacia & Upjohn, Inc. (hereinafter called the "Company"), and the Company agrees to sell to the undersigned [[$]

principal amount] [number] of the Company's [Title of Designated Securities] (hereinafter called the "Designated Securities"), offered by the Company's Prospectus dated , 19 [as amended or supplemented], receipt of a copy of which is hereby acknowledged, at a purchase price of [ % of the principal amount thereof, plus accrued interest from the date from which interest accrues as set
forth below] [     per share], and on the further terms and conditions set
forth in this contract.

         [The undersigned will purchase the Designated Securities from the
Company on       , 19 (the "Delivery Date") [and interest on the Designated
       Securities so purchased
will accrue from             , 19  .]]

         [The undersigned will purchase the Designated Securities from the Company on the delivery date or dates and in the principal amount or amounts set forth below:


                        Delivery Date        [Principal Amount]                [Date from Which Interest
                                               [Number of Debt                         Accrues]
                                              Warrants/Shares]
                                , 19                 [$]                                     , 19
                                , 19                 [$]                                     , 19

Each such date on which Designated Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".]

                                      III-1

         Payment for the Designated Securities which the undersigned has agreed to purchase on [the] [each] Delivery Date shall be made to the Company or its
order by certified or official bank check in        funds at the office of
,                                , or by wire transfer to a bank account
specified by the Company, on [the] [such] Delivery Date upon delivery to the undersigned of the Designated Securities then to be purchased by the undersigned in definitive [bearer] [fully registered] form and in such denominations and [registered in such names] as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five business days prior to [the] [such] Delivery Date.

         The obligation of the undersigned to take delivery of and make payment for Designated Securities on [the] [each] Delivery Date shall be subject to the conditions that (a) the purchase of Designated Securities to be made by the undersigned shall not on [the] [such] Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (b) the Company, on
or before        , 19 , shall have sold to the several Underwriters, pursuant to
the Pricing Agreement dated         , 19 with the Company, an [aggregate
principal amount and/or number] of Designated Securities equal to           ,
minus the aggregate principal amount and/or a number] of Designated Securities to be covered by this contract and other contracts similar to this contract. The obligation of the undersigned to take delivery of and make payment for the Designated Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Designated Securities pursuant to other contracts similar to this contract.

         Promptly after completion of the sale of the Designated Securities to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the Opinion or Opinions of Counsel for the Company delivered to the Underwriters in connection therewith.

         The undersigned represents and warrants that, as of the date of this contract, the undersigned is not prohibited from purchasing the Designated Securities hereby agreed to be purchased by it under the laws of the jurisdiction to which the undersigned is subject.

         The contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         This contract may be executed by either of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                                      III-2

         It is understood that the acceptance of the Company of any Delayed Delivery Contract (including this contract) is in the Company's sole discretion and that, without limiting the foregoing, acceptance of such contracts need not be on a first-come, first-serve basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered by the Company.

                                          Yours very truly,



                                          By:

                                          (Name and Title)
                                          (Address)

Accepted,           , 19

Pharmacia & Upjohn, Inc.
By:
         [Title]

                                      III-3

                                    EXHIBIT A

                    OPINION OF THE COMPANY'S SPECIAL COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 4(b)

                  The opinions of special counsel for the Company referred to in
Section 4(b) collectively shall be substantially to the following effect (capitalized terms used but not defined herein shall have the meaning ascribed to them in the Underwriting Agreement):

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

                  (ii) If the Designated Securities are debt securities and/or debt warrants, insert bracketed terms, as applicable: [The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939]; [T][t]he Designated Securities have been duly authorized, [executed, authenticated,] issued and delivered; and the [Indenture and] [Warrant Agreement] the Designated Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  [If the Designated Securities are preferred stock or common stock, insert:] [The Designated Securities have been duly authorized and validly issued and are fully paid and nonassessable [if the Designated are preferred stock, insert: [, and the terms of the Designated Securities are valid and binding on the Company].

                  (iii) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Designated Securities by the Company have been obtained or made.

                  (iv) If the Designated Securities are debt warrants, insert bracketed term: The Underwriting Agreement [, the Warrant Agreement] and the Pricing Agreement relating to the Designated Securities have been duly authorized, executed and delivered by the Company.

                  In addition, such counsel shall state that they have reviewed the Registration Statement and the Prospectus, participated in discussions with the Representatives and the representatives of the Company and its accountants and that, on the basis of the information gained in such discussions, the Registration Statement or any amendment, as of the date it became effective, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations. Further, such counsel shall confirm that nothing that came to their attention in the course of the aforementioned review has caused them to believe that the Registration Statement, as of the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus and as of the Time of Delivery of the Designated Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel shall not be required to assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the caption[s] ["Description of Debt Securities We May Offer" [, "Description of Debt Warrants We May Offer"] [Description of Preferred Stock we may offer] [and] "Underwriting" in the Prospectus insofar as [it] [they] relate to provisions of documents therein described. Also, such counsel need not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus [, or as to the statement of the eligibility and qualification of the Trustee under the Indenture under which the Designated Securities are being offered].

                                    EXHIBIT B

                        OPINION OF THE COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 4(c)

                  The opinion of counsel for the Company referred to in Section 4(c) shall be substantially to the following effect (capitalized terms used but not defined herein shall have the meaning ascribed to them in the Underwriting Agreement):

                  (i) Each Principal Subsidiary of the Company that is incorporated in the United States (a "Principal U.S. Subsidiary") has been duly organized and is validly existing under the laws of its jurisdiction of incorporation; each of the Company and each Principal U.S. Subsidiary of the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction; and, to the best of such counsel's knowledge and belief after reasonable investigation, each Principal Subsidiary of the Company that is incorporated outside of the United States has been duly organized and is validly existing under the laws of its jurisdiction of incorporation (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of each Principal U.S. Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and except as otherwise set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates) and the Securities conform to the description of the Securities included in or incorporated by reference in the Prospectus;

                  (iii) The sale and delivery of the Designated Securities under the Pricing Agreement [and] [,] the Underwriting Agreement [and the Warrant Agreement] and the compliance by the Company with all of the provisions of the Pricing Agreement [and] [,] the Underwriting Agreement [and the Warrant

         Agreement] and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Principal Subsidiaries is a party or by which the Company or any of its Principal Subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Principal Subsidiaries or any of their properties, except for such conflicts, breaches, violations and defaults that would not have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, or that would not otherwise materially prejudice the consummation of the transactions contemplated by this Agreement;

                  (iv) To the best of such counsel's knowledge, the Company and each of its Principal Subsidiaries have all concessions, licenses, franchises, permits, authorizations, approvals and orders of and from all relevant governmental regulatory officials and bodies that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, except where the failure to have any such concession, license, franchise, permit, authorization, approval or order would not have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

                  (v) To the best of such counsel's knowledge, the Company and its Principal Subsidiaries own or have had licensed to them or otherwise have the benefit or use under the authority of the owners thereof of, all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights (in each case, registered or not) which are necessary for the conduct of the business of the Company and its subsidiaries as described in the Prospectus, except for any such failure as would not have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and, to the best of his knowledge and except for the matters described in the Prospectus, there are no unresolved assertions that the Company or any of its subsidiaries has infringed the patents, patent rights, inventions, trademark rights, service marks, trade names or copyrights of others, other than assertions which, if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate with respect to similar claims, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole;

                  (vi) To the best of such counsel's knowledge and other than the matters described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, are reasonably likely, individually or in the aggregate with respect to similar claims, to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                  (vii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and he has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading (other than the financial statements and other financial data as to which such counsel need express no opinion).

                  In rendering such opinion, such counsel may rely upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes both you and he are justified in relying upon such opinions and certificates.